NYSE: WPZ

Date:	April 15, 2009
Williams Partners Announces Cash Distribution Guidance for ’09,
Additional Support From Williams
•	Partnership Expects to Maintain Current Limited-Partner Distribution Level for ‘09

•	Williams to Waive Incentive Distribution Rights for ’09 to Evidence Support

•	Conference Call Set for April 16 With Williams Partners’ Management to Discuss Guidance
          TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) announced today that it expects to maintain its current $0.635 per unit quarterly cash distributions to limited-partner unitholders for 2009.
          This expectation reflects the partnership’s year-end 2008 cash balance and management’s expectations for distributable cash flow attributable to partnership operations in 2009. Management’s outlook for full-year 2009 commodity prices and the corresponding effect on the partnership’s distributable cash flow is presented in the following chart:
Commodity Price Assumptions

Natural Gas ($/MMBtu):
NYMEX	$4.50
Rockies	$3.00
San Juan	$3.25

	Oil / NGL
	Low	High
Crude Oil — WTI ($/barrel)	$45	$60
NGL to Crude Oil relationship*	49%	60%
Effect on Williams Partners’ Cash Flows

Amounts in millions, except NGL margins and coverage ratios

Four Corners NGL Margins ($/gallon)	$0.27	$0.58
Wamsutter NGL Margins ($/gallon)	$0.26	$0.57

2009 Distributable Cash Flow**	$105	$206
2009 Distributions	$137	$137
Cash Distribution Coverage Ratio**	0.8x	1.5x

Projected Cash Balance at 12/31/09	$42	$142

*	The price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis for the remainder of 2009.

**	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

     Williams (NYSE: WMB), which owns the general-partner interest in Williams Partners, today announced plans to provide the partnership with additional support for 2009.
     Williams plans to waive the 2009 incentive distribution rights (IDRs) related to its general partner interest in Williams Partners. The IDRs represent approximately $29 million in total at the partnership’s current per-unit cash distribution level. Williams also will provide the partnership with additional general and administrative expense credits for 2009. The credits will offset increases in the G&A allocation from Williams to Williams Partners, up to $10 million, compared with the 2008 allocation level.
     While Williams Partners expects to maintain its current level of cash distributions to LP unitholders without Williams’ additional support, the support will enable a higher level of cash retention and a stronger overall financial position for the partnership.
     Williams does not expect to waive its 2009 rights to regular cash distributions related to its 22-percent limited-partner and 2-percent general-partner ownership interests in Williams Partners, which represent approximately $32 million at the current distribution level.
     Williams Partners’ management will host a live Web cast beginning at 9 a.m. EDT tomorrow morning, April 16, to discuss its 2009 guidance, as well as the additional support from Williams. Participants are encouraged to access the Web cast at www.williamslp.com. Slides will be available for viewing, downloading and printing later this afternoon.
     A limited number of phone lines also will be available at (877) 795-3610. International callers should dial (719) 325-4843. Replays of the webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamslp.com following the event.
Distributable Cash Flow, Coverage Ratio Definitions
     This news release includes “distributable cash flow attributable to partnership operations,” which is a non-GAAP (Generally Accepted Accounting Principles) measure as defined under the rules of the Securities and Exchange Commission.
     Williams Partners defines distributable cash flow attributable to partnership operations as net income (loss) plus depreciation, amortization and accretion, less earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures, plus the actual cash distributed by Wamsutter and Discovery.
     Following this news release is a reconciliation of this non-GAAP financial measure to its nearest GAAP financial measure. Management uses this financial measure because it is an accepted financial indicator used by investors to compare company performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. Distributable cash flow attributable to partnership operations is not intended to represent cash flows for the period, nor is it presented as an alternative to net income (loss) or cash flow from operations. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.
     Williams Partners also calculates the ratio of distributable cash flow attributable to partnership operations to the total cash distributed, or “cash distribution coverage ratio.” This measure reflects the amount of distributable cash flow relative to the partnership’s actual cash distribution. The partnership has also provided this ratio calculated using the most directly comparable GAAP measure.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332 Sharna Reingold Williams (investor relations) (918) 573-2078
# # #
Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipates,” believes,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “might,” “planned,” “potential,” “projects,” “scheduled,” “will,” and other similar words. These statements are based on our present intentions and our assumptions about future events and are subject to risks, uncertainties, and other factors. In addition to any assumptions, risks, uncertainties or other factors referred to specifically in connection with such statements, other factors not specifically referenced could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others:
•	whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas reserves), market demand, volatility of prices, and the availability and costs of capital;

•	inflation, interest rates, and general economic conditions (including the recent economic slowdown and the disruption of global credit markets and the impact of these events on our customers and suppliers);

•	the strength and financial resources of our competitors;

•	development of alternative energy sources;

•	the impact of operational and development hazards;

•	costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	increasing maintenance and construction costs;

•	changes in the current geopolitical situation;

•	our exposure to the credit risks of our customers;

•	risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings, and the availability and cost of credit;

•	risks associated with future weather conditions;

•	acts of terrorism; and

•	additional risks described in our filings with the Securities and Exchange Commission.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change. Such changes in our intentions may also cause our results to differ. We disclaim any obligation to and do not intend to publicly update or revise any forward-looking statements or changes to our intentions, whether as a result of new information, future events or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Forms 10-K filed with the Securities and Exchange Commission on February 26, 2009, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

WPZ Forecasted Distributable Cash Flow attributable to partnership operations

	2009
	Low	High

Dollars in millions

Net Income	$78	$190
Plus: depreciation, amortization and accretion	46	46
Plus: certain non-cash, non-recurring items	(7)	(7)
Plus: reimbursements from Williams under omnibus agreement	6	6
Less: equity earnings	(62)	(120)
Less: maintenance capital expenditures	(28)	(28)

Distributable Cash Flow excluding equity investments	33	87
Plus: Wamsutter cash distributions to Williams Partners	67	99
Plus: Discovery’s cash distributions to Williams Partners	5	20

Distributable Cash Flow Attributable to Partnership Operations	$105	$206

Total cash to be distributed	$137	$137

Coverage Ratios:

Distributable cash flow attributable to partnership operations divided by total cash distributed	0.8	1.5
Net income divided by total cash distributed	0.6	1.4
Reconciliation of Non-GAAP “Distributable Cash Flow attributable to partnership operations” to GAAP “Net income”